UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2013 (October 1, 2013)

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,
509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu Province,
Peoples Republic of China

 (Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2013, Ever-Glory International Group, Inc. (the "Company") (NYSE MKT: EVK), received a reprimand letter from the NYSE Regulation, Inc. as a result of the Company’s failure to have its Audit Committee review and approve certain related party transactions prior to entering into the transactions.

The Company’s Audit Committee did not review or approve certain related party transactions prior to enter into the transactions. Section 120 of the NYSY MKT LLC (the “Exchange”) Company Guide (the “Company Guide”) requires that related party transactions must be subject to appropriate review and oversight by the company’s audit committee or a comparable body of the board of directors.  The Exchange has accordingly determined that the Company violated Section 120 of the Company Guide and issued the reprimand letter. According to the letter, any future failure to comply with Section 120 of the Company Guide may result in the prompt initiation of delisting procedures against the Company.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: October 7, 2013	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer